Exhibit 10.4
First Amendment to the
Consolidated Graphics, Inc. Indemnification Agreement
WHEREAS, Consolidated Graphics, Inc. (the “Corporation”) entered into the Consolidated Graphics, Inc. Indemnification Agreement with the undersigned individual (the “Indemnitee”) on  _____, 200       (the “Agreement”); and
WHEREAS, the Agreement may be amended by a written instrument executed by or on behalf of each of the parties thereto; and
WHEREAS, the parties desire to amend the Agreement to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
NOW THEREFORE, this First Amendment (this “Amendment”) is hereby made with all the amendments set forth herein to be effective as of December 31, 2008 (the “Effective Date”) as follows:
1. Section 6.5 of the Agreement is hereby amended by inserting the following sentence at the end thereof:
Under this Section 6.5, (i) the amount of Expenses eligible for reimbursement during the Indemnitee’s taxable year may not affect the Expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the taxable year in which the Expenses were incurred; (iii) the right to reimbursement may not be subject to liquidation or exchange for another benefit; and (iv) the Indemnitee’s recovery from the Corporation of any Expenses must take place during the duration of this Agreement (see Section 7.6 which follows).
So that Section 6.5 of the Agreement, as amended hereby, shall provide as follows:
6.5. Indemnitee Entitled to Expenses of Judicial Proceeding. In the event that Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be reasonably prorated in good faith by counsel for Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration, unless it is determined in such adjudication or arbitration that such indemnification is not lawful. Under this Section 6.5, (i) the amount of Expenses eligible for reimbursement during the Indemnitee’s taxable year may not affect the Expenses eligible for reimbursement in any other taxable year; (ii) the reimbursement of Expenses must be made on or before the last day of the Indemnitee’s taxable year following the taxable year in which the Expenses were incurred; (iii) the right to reimbursement may not be subject to liquidation or exchange for another benefit; and (iv) the Indemnitee’s recovery from the Corporation of any Expenses must take place during the duration of this Agreement (see Section 7.6 which follows).
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have approved, ratified and executed this Amendment on this  _____  day of                                         , 2008, to be effective as of the Effective Date.

CONSOLIDATED GRAPHICS, INC.
By:
Name:
Title:

INDEMNITEE